UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 21, 2007

Analysts International Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

(b) On December 21, 2007, Analysts International Corporation (the “Company”) provided notice to its directors and executive officers that the blackout period under the Analysts International Corporation Savings and Investment Plan (the “401(k) Plan”) related to the transfer of the 401(k) Plan’s assets to a new retirement plan vendor ceased on December 21, 2007 (the “December 21, 2007 Notice”).  The Company’s initial notice of the blackout period to directors and executive officers, provided on November 9, 2007, informed the directors and executive officers that the blackout period would begin at 3:00 p.m. Eastern Standard Time on November 26, 2007, and end during the week of December 17, 2007 (the “Blackout Period”).

The December 21, 2007 Notice was provided to the Company’s directors and executive officers pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission Regulation BTR.  The full text of the December 21, 2007 Notice is being filed as Exhibit 99.1 to this Current Report and is incorporated by reference as if fully set forth herein.

A participant in the Plan, a security holder or other interested party may obtain, without charge, information concerning the Blackout Period (including the actual end date of the Blackout Period) during and for two years following the end date of the Blackout Period by contacting the Company’s General Counsel at 800-800-5044.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1
Updated Notice to Directors and Executive Officers of Analysts International Corporation Concerning Blackout Period under the Analysts International Corporation Savings and Investment Plan (“401(k) Plan”) dated December 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 21, 2007	ANALYSTS INTERNATIONAL CORPORATION

/s/ Colleen M. Davenport
Colleen M. Davenport
Secretary and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description

99.1
Updated Notice to Directors and Executive Officers of Analysts International Corporation Concerning Blackout Period under the Analysts International Corporation Savings and Investment Plan (“401(k) Plan”) dated December 21, 2007.

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